Exhibit 99.2

Embarq Corporation
SELECTED FINANCIAL AND SUBSCRIBER DATA
(UNAUDITED)

	Three months	Three months
	ended	ended
	June 30, 2009	June 30, 2008
	(Dollars in millions)

OPERATING REVENUES	$1,325	1,439

OPERATING EXPENSES
Cost of services and products	358	414
Selling, general and administrative	303	355
Depreciation	244	246
	905	1,015

OPERATING INCOME	420	424

OTHER INCOME (EXPENSE)
Interest expense	(90)	(101)
Other income (expense)	(1)	1
Income tax expense	(125)	(122)

INCOME FROM CONTINUING OPERATIONS	$204	202

Operating cash flow (operating income plus depreciation)	$664	670
Free cash flow (income from continuing operations plus depreciation minus capital expenditures)	$301	267
Operating cash flow margin (operating cash flow divided by revenues)	50.1%	46.6%
Operating income margin (operating income divided by revenues)	31.7%	29.5%

CAPITAL EXPENDITURES	$147	181
LONG-TERM DEBT (as of June 30, 2009)	$5,056

SUBSCRIBER DATA (as of June 30, 2009 and 2008)
Access lines (in thousands)	5,389	6,022
High-speed Internet lines (in thousands)	1,465	1,364